UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 1, 2018

THE JOINT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36724	90-0544160
(State or other juris-	(Commission file	(IRS employer
diction of incorporation)	number)	identification number)

16767 N. Perimeter Drive, Suite 240

Scottsdale, AZ 85260

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(480) 245-5960

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2018 annual meeting of stockholders of The Joint Corp. (the “Company”) was held on June 1, 2018. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of seven members of the Company’s board of directors for terms expiring at the 2019 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Matthew E. Rubel	7,434,773	22,490	99,163	5,146,791
James H. Amos, Jr.	4,627,004	2,830,389	99,033	5,146,791
Ronald V. DaVella	7,127,984	248,539	179,903	5,146,791
Suzanne M. Decker	4,870,667	2,586,726	99,033	5,146,791
Peter D. Holt	6,895,834	99,618	560,974	5,146,791
Abe Hong	7,448,495	8,768	99,163	5,146,791
Richard A. Kerley	7,431,773	25,490	99,163	5,146,791

Proposal 2. The ratification of the selection of EKS&H LLLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. In accordance with the results below, the selection of EKS&H LLLP was ratified.

Votes For	Votes Against	Abstentions
12,275,725	177	427,315

Proposal 3. The approval of the amendment of The Joint Corp. Amended and Restated 2014 Incentive Stock Plan (the “Stock Plan”) to increase the number of shares reserved for issuance by 700,000 shares. In accordance with the results below, the increase in the number of shares reserved for issuance under the Stock Plan was adopted.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,688,044	1,684,325	184,057	5,146,791

Proposal 4. The approval of the shareholder proposal to amend the Company’s bylaws to provide for stockholder proxy access for purposes of nominating a candidate for election to the board of directors. In accordance with the results below, the shareholder proposal was adopted.

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,447,411	224,180	1,884,835	5,146,791

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2018

The Joint Corp.

By	/s/ Peter D. Holt
Peter D. Holt
President and Chief Executive Officer

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